UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2009, Zalicus Inc. ("Zalicus") entered into a Research Collaboration and License Agreement (the "Collaboration Agreement") with the Novartis Institutes for Biomedical Research, Inc. ("Novartis") focused on the discovery of novel anti-cancer combinations using the Zalicus combination high throughput screening, or cHTS, technology platform. The research program under the Collaboration Agreement had an initial two-year term that could be extended by Novartis for three additional one-year periods, and in January 2011, Novartis extended the research program for an additional year, into May 2012. In April 2012, Novartis and Zalicus entered into an Amendment to the Collaboration Agreement, to extend the funded research program under the Collaboration Agreement for an additional year until May 1, 2013 and to modify the basis for up to $3.0 million in funded research payments under the Collaboration Agreement from the funding of Zalicus full-time equivalents to payments based on Zalicus combination screening deliverables.

On May 1, 2009, Zalicus and Novartis also entered into a Software License Agreement (the "Software License") providing Novartis with a non-exclusive license to use the Zalicus Chalice™ analyzer software until June 12, 2014. The term of the Software License could be extended by Novartis at its option for three additional five-year periods exercisable upon the payment of additional software licensing fees.

On April 30 2013, Novartis and Zalicus entered into a second amendment to the Collaboration Agreement (the "Collaboration Amendment"), to extend the funded research program under the Collaboration Agreement until October 31, 2014 and to continue up to $3.0 million in funded research payments under the Collaboration Agreement based on Zalicus combination screening deliverables.

On April 30, 2013, Novartis and Zalicus entered into an amendment to the Software License (the "Software Amendment"), to extend the term of the license to the Zalicus Chalice™ analyzer software until October 31, 2014, and to amend Novartis' option to extend the term of the Software License to a single, one-year option, exercisable upon the payment of amended additional software licensing fees.

The foregoing description of the Collaboration Amendment and the Software Amendment are qualified in their entirety by reference to the full Collaboration Amendment and the Software Amendment, which are attached as exhibits to this current report on Form 8-K.

Item 9.01.            Financial Statements and Exhibits.

(d)    Exhibits
Exhibit No.	Description
10.1 10.2

Amendment No. 2 to the Research Collaboration and License Agreement, dated as of April 30, 2013, between the Novartis Institutes for Biomedical Research, Inc. and Zalicus Inc., as amended.

Amendment No. 1 to the Software License Agreement, dated as of April 30, 2013, between the Novartis Institutes for Biomedical Research, Inc. and Zalicus Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Jason Cole
Name: Jason Cole
Title: Executive Vice President, Corporate Development and General Counsel

Dated: May 1, 2013

Index to Exhibits
Exhibit No.	Description
10.1 10.2

Amendment No. 2 to the Research Collaboration and License Agreement, dated as of April 30, 2013, between the Novartis Institutes for Biomedical Research, Inc. and Zalicus Inc., as amended.

Amendment No. 1 to the Software License Agreement, dated as of April 30, 2013, between the Novartis Institutes for Biomedical Research, Inc. and Zalicus Inc.